Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

The Children’s Place, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity(3)	Common Stock, par value $0.10 per share, issuable upon exercise of subscription rights	Rule 457(o)	—	—	$90,000,000	0.00015310	$13,779.00
	Other	Non-transferable subscription rights to purchase Common Stock	Rule 457(g)	—	$—(4)	$—	0.00015310	$—
Fees Previously Paid	—	—	—	—		—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$90,000,000		$13,779.00
	Total Fees Previously Paid							$—
	Total Fee Offsets							$—
	Net Fee Due							$13,779.00

(1)	The securities registered hereunder include an indeterminate number of shares of Common Stock which shall have an aggregate offering price not to exceed $90,000,000. In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	This registration statement relates to the shares of Common Stock issuable upon the exercise of non-transferable subscription rights pursuant to the Rights Offering.
(4)	The subscription rights are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required because the subscription rights are being registered in the same registration statement as the shares of Common Stock underlying the subscription rights.